Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
AiRWA INC.

Description of the Aberfeldy Transaction

On January 30, 2026, AiRWA Inc. (the “Company” or “AiRWA”) entered into a share purchase agreement (the “Share Purchase Agreement”) with various sellers (the “Sellers”) to acquire all the share capital of Aberfeldy Holdings Limited (the “Target” or “Aberfeldy”), a Seychelles holding company owning 100% of 26 Rafael Sdn. Bhd., a Malaysian operating company (the “Target Subsidiary”), for $140,000,000 (the “Consideration”), payable in cash (the “Transaction”).

The Target Subsidiary is an AI-specialist company providing end-to-end full-cycle services designed to empower enterprises to transition seamlessly from raw data to intelligent applications. Its business is structured around five interconnected AI-related modules, together forming a closed-loop system in which data generation, model refinement, and operational feedback continuously reinforce one another. Its services are tailored to specialist industries such as healthcare, industrial manufacturing and autonomous driving. The Target Subsidiary recorded approximately $27 million of revenue over its most recent financial year.

Pursuant to the Share Purchase Agreement, the Company agreed to purchase, and the Sellers agreed to sell, 10,000 ordinary shares of the Target, representing all of the issued and outstanding ordinary shares of the Target, for the Consideration. The Transaction closed on January 30, 2026.

The following unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the historical financial statements and accompanying notes of AiRWA included in the Quarterly Report on Form 10-Q for the nine months ended January 31, 2026, filed with the SEC on March 17, 2026, and the Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on August 13, 2025, (ii) the combined financial statements of Aberfeldy for the year ended April 30, 2025 and the nine months ended January 31, 2026, included as an Exhibit to the Current Report on Form 8-K to which this Exhibit is attached (the “Current Report”), and (iii) the accompanying notes to the unaudited pro forma condensed combined financial statements included below.

The Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of AiRWA and Aberfeldy as of January 31, 2026, and depicts the accounting of the Transactions under U.S. generally accepted accounting principles (“GAAP”) (such accounting adjustments, the “pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statements of operations for the year ended April 30, 2025, and the nine months ended January 31, 2026, combines the historical results of AiRWA and Aberfeldy for these periods and depicts the pro forma balance sheet transaction accounting adjustments assuming that those adjustments were made as of January 31, 2026 (the “pro forma statement of operations transaction accounting adjustments”). Collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statement of operations transaction accounting adjustments are referred to as the “pro forma adjustments.” In addition to the pro forma adjustments, the unaudited pro forma condensed combined statements of operations for the year ended April 30, 2025, and the nine months ended January 31, 2026, have been adjusted to reflect certain adjustments identified by management as necessary to fairly present the pro forma information included herein (the “management pro forma adjustments”).

The following unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and do not purport to represent or be indicative of the actual results of operations or financial condition and should not be construed as representative of the future results of operations or financial condition of the Combined Company.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Differences between these preliminary estimates and the final accounting expected to be completed after the Closing, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had AiRWA and Aberfeldy been a combined organization during the specified periods. The actual results reported in periods following the Closing may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management of AiRWA and management of Aberfeldy in accordance with Regulation S-X Article 11, “Pro Forma Financial Information,” as amended by the final rule, “Amendments to Financial Disclosures About Acquired and Disposed Businesses,” as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020 (“Article 11”), and is presented in U.S. dollars. The historical financial statements of AiRWA and Aberfeldy have been prepared in accordance with generally accepted accounting principles in the United States. Management of AiRWA and management of Aberfeldy have made significant estimates and assumptions in their determination of the pro forma adjustments based on information available as of January 31, 2026 that the respective management teams of AiRWA and Aberfeldy believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information does not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Pro Forma Adjustments

The pro forma adjustments are based on the management of AiRWA’s and the management of Aberfeldy’s preliminary estimates and assumptions that are subject to change.

Pro Forma Condensed Consolidated Balance Sheet

As of January 31, 2026

(Unaudited)

	Historical		Pro Forma		Pro Forma
	AiRWA	Aberfeldy	Adjustments	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$165,508,791	$10,202,822	$(140,000,000)	(a)	$35,711,613
Contract costs	-	2,721,877	-		2,721,877
Investment	1,304,192	-	-		1,304,192
Accounts receivable	15,244,813	1,007,800	-		16,252,613
Amount due from related party	2,906,193	-	-		2,906,193
Deposits	4,104,162	-	-		4,104,162
Prepayments	255,200	3,818	-		259,018
Other receivables	1,456,322	3,828	-		1,460,150
Total Current Assets	190,779,673	13,940,145	(140,000,000)		64,719,818

Non-Current Assets
Property and equipment, net	-	2,070,964	-		2,070,964
Development costs	4,357,250	-	-		4,357,250
Intangible assets, net	3,919,693	4,357,250	-		8,276,943
Goodwill and intangible assets	-	-	126,858,865	(b)	126,858,865
Total Non-Current Assets	8,276,943	6,428,214	126,858,865		141,564,022
	-
TOTAL ASSETS	$199,056,616	$20,368,359	$(13,141,135)		$206,283,840

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Contract liabilities	-	$6,401,000	-		$6,401,000
Account payable	4,002,443	-	-		4,002,443
Accrued expenses	2,819,190	175,988	-		2,995,178
Other payable	11,046	-	-		11,046
Amount due to related party	784,091	-	-		784,091
Income taxes payable	3,892,497	650,236	-		4,542,733
Total Current Liabilities and Total Liabilities	11,509,267	7,227,224	-		18,736,491

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Common stock, par value of $0.001, 1,000,000,000 shares authorized as of January 31, 2026; and 42,142,432 shares issued and outstanding as of January 31, 2026	972,180	-	-		972,180
Additional paid-in capital	215,883,762	-	-		215,883,762
(Accumulated deficit) retained earnings	(29,308,593)	13,141,135	(13,141,135)	(c)	(29,308,593)
Total Shareholders’ Equity	187,547,349	13,141,135	(13,141,135)		187,547,349

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$199,056,616	$20,368,359	$(13,141,135)		$206,283,840

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Operations

For the nine months ended January 31, 2026

(Unaudited)

	Historical		Pro Forma		Pro Forma
	AiRWA	Aberfeldy	Adjustments	Note	Combined
REVENUE	$12,973,064	$27,448,400	-		$40,421,464
COST OF REVENUE	(8,070,218)	(14,352,837)	-		(22,423,055)
GROSS PROFIT	4,902,846	13,095,563	-		17,998,409
OPERATING EXPENSES
Selling and marketing expenses	(450,000)	(1,369,601)	-		(1,819,601)
General and administrative expenses	(4,472,850)	(350,134)	-		(4,822,984)
Total Operating Expenses	(4,922,850)	(1,719,735)	-		(6,642,585)
OPERATING (LOSS) INCOME	(20,004)	11,375,828	-		11,355,824

NON-OPERATING INCOME
Interest income	52,508	1,529	-		54,037
Total Non-Operating Income	52,508	1,529	-		54,037
NON-OPERATING EXPENSE
Loss on financial assets at fair value through profit or loss	(78,664)	-	-		(78,664)
Share guarantee income	78,664	-	-		78,664
Total Non-Operating Expense	-	-	-		-

NET INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE	32,504	11,377,357	-		11,409,861
Income tax expense	(608,863)	(2,409,270)	-		(3,018,133)
NET (LOSS) INCOME	$(576,359)	$8,968,087	-		$8,391,728

Net (loss) income per share - basic	$(0.02)	-	-		$0.26
Net (loss) income per share - diluted	$(0.02)	-	-		$0.26
Weighted average common shares outstanding - basic	32,723,170	-	-		32,723,170
Weighted average common shares outstanding - diluted	32,723,170	-	-		32,723,170

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Operations

For the year ended April 30, 2025

(Unaudited)

	Historical		Pro Forma		Pro Forma
	AiRWA	Aberfeldy	Adjustments	Note	Combined
REVENUE	$12,818,182	$25,220,500	-		$38,038,682
COST OF REVENUE	(2,976,923)	(18,432,805)	-		(21,409,728)
GROSS PROFIT	9,841,259	6,787,695	-		16,628,954
OPERATING EXPENSES
Selling and marketing expenses	-	(1,316,611)	-		(1,316,611)
General and administrative expenses	(3,261,402)	(424,438)	-		(3,685,840)
Total Operating Expenses	(3,261,402)	(1,741,049)	-		(5,002,451)
OPERATING INCOME	6,579,857	5,046,646	-		11,626,503

NON-OPERATING INCOME
Interest income	65,367	-	-		65,367
Total Non-Operating Income	65,367	-	-		65,367
NON-OPERATING EXPENSE
Loss on financial assets at fair value through profit or loss	(330,484)	-	-		(330,484)
Share guarantee income	330,480	-	-		330,480
Other expenses	-	(1,033)			(1,033)
Total Non-Operating Expense	(4)	(1,033)	-		(1,037)

NET INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE	6,645,220	5,045,613	-		11,690,833
Income tax expense	(2,011,773)	(1,210,947)	-		(3,222,720)
NET INCOME	4,633,447	3,834,666	-		8,468,113
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(1,142,160)	-	-		(1,142,160)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$3,491,287	$3,834,666	-		$7,325,953

Net income per share - basic	$0.36	-	-		$0.66
Net income per share - diluted	$0.36	-	-		$0.66
Weighted average common shares outstanding - basic	12,896,848	-	-		12,896,848
Weighted average common shares outstanding - diluted	12,896,848	-	-		12,896,848

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of AiRWA and the historical combined financial statements of Aberfeldy, after giving effect to the Transactions using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, (“ASC 805”) and applying the assumptions and adjustments described in the accompanying notes.

2.	Accounting Policies

Other than the accounting policies disclosed below, no other material differences were noted between AiRWA’s and Aberfeldy’s accounting policies. Following the Closing, a more detailed review and comparison of the two companies’ accounting policies will be performed. As a result, additional differences between the accounting policies of the two companies may be identified that, when conformed, could have had a material impact on the accompanying unaudited pro forma condensed combined financial information.

Intangible assets, net

An intangible asset is recognized when it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the cost of the asset can be measured reliably. Intangible assets are initially recognized at cost, less any accumulated amortization and any impairment losses. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

The useful life of intangible assets has been assessed as follows:

Category	Useful Life
Property rights	5 years
Software	5 years
License	5 years
Customer relationships	5 years
IP	5 years

Internally developed software costs are recognized as an intangible asset when:

-	it is technologically feasible to complete the asset so that it will be available for use or sale;
-	there is an intention to complete and use or sell it;
-	there is an ability to use or sell it;
-	it will generate probable future economic benefits;
-	there are available technical, financial, and other resources to complete the development and to use or sell the asset; and
-	the expenditure attributable to the asset during its development can be measured reliably.

Amortization begins when development is complete and the asset is available for use. Development costs are amortized based on a useful life of five years.

Property and equipment

Property, plant and equipment are tangible assets which the Company holds for its own use and which are expected to be used for more than one year. An item of property, plant and equipment is recognized as an asset when it is probable that future economic benefits associated with the item will flow to the Company, and the cost of the item can be measured reliably. Property, plant and equipment are initially measured at cost. Cost includes all of the expenditures which are directly attributable to the acquisition or construction of the asset, including the capitalization of borrowing costs on qualifying assets and adjustments in respect of hedge accounting, where appropriate.

Expenditures incurred subsequently for major services, additions to or replacements of parts of property and equipment are capitalized if it is probable that future economic benefits associated with the expenditure will flow to the Company and the cost can be measured reliably. Day-to-day servicing costs are expensed as incurred. Subsequent to initial recognition, property and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.

Depreciation of an asset commences when the asset is available for use as intended by management. Depreciation is charged to write off the asset’s carrying amount over its estimated useful life to its estimated residual value, using a method that best reflects the pattern in which the asset’s economic benefits are consumed by the Group. Depreciation is not charged to an asset if its estimated residual value exceeds or is equal to its carrying amount. Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale or derecognized.

The estimated useful lives of property and equipment have been assessed as follows:

Category	Depreciation Method	Useful Life
Furniture and fixtures	Straight line	5 years
Machinery and equipment	Straight line	5 years
Computer hardware	Straight line	10 years

Revenue Recognition

Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of VAT. The Company adopts the five steps for the revenue recognition: (i) identify the contracts with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Consistent with the criteria of ASC 606, Revenue from Contracts with Customers, the Company recognizes revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service.

AI Revenue:

The Target Company generates revenue from the sale of customized “data-to-AI” end-to-end solutions (“software”) directly to customers. The Target Company is the sole legal and beneficial owner of the software, and enter into contract with its customers as a principal in the transaction. Sale of customized “data-to-AI” end-to-end solutions is considered distinct product as the product is highly integrated, interdependent, and interrelated. The customers cannot use any component on a standalone basis to obtain economic benefits. The contracts contain one single performance obligation which is to deliver one complete integrated software to its customers in exchange for consideration, the performance obligation is satisfied at a point in time when the customers obtain control upon completion and delivery of all software deliverables. The customers do not simultaneously receive and consume benefits as the Company performs, do not control the software during development, the software has no alternative use and the Target Company does not have an enforceable right to payment for partial performance. The terms of pricing and payment stipulated in the contract are fixed, without variable consideration, significant financing component, non-cash consideration, and consideration payable to customers. Upon product(s) delivered, the Target Company does not accept product returns nor refunds except for quality issue. The Target Company has obligations to make refunds when the product(s) has not been delivered. The Company usually provides one year product warranty for product(s) delivered. The Target Company recognizes revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been accepted and received by customers. Amounts received in advance are recorded as contract liabilities. Contract liabilities are recognized as revenue when the products are delivered and accepted by the customer. This activity falls within the scope of ASC 606.

Principal vs Agent Consideration

The Target Company offers the customized “data-to-AI” end-to-end solutions directly to customers. The Target Company determine whether or not the Target Company is acting as the principal in the sale to the customers, which the Target Company considers in determining if revenue should be reported based on the gross or net transaction price to the customers. An entity is the principal if it controls a good or service before it is transferred to the customer. Key indicators that the Target Company use in evaluating these sales transactions include, but are not limited to, the following:

●	The underlying contract terms and conditions between the various parties to the transaction;
●	Which party is primarily responsible for fulfilling the promise to provide the specified good or service; and
●	Which party has discretion in establishing the price for the specified good or service.

Based on evaluation of the above indicators, the Target Company has discretion in establishing the price for the specified good or service and the Target Company determined that the Target Company is the principal to the customers and thus report revenue on a gross basis.

Cost of revenue

The cost of revenue consists primarily of salaries, amortization charges of intangible assets, and depreciation of property and equipment, which are directly attributable to the revenue.

3. Preliminary Purchase Consideration Allocation

On January 30, 2026, AiRWA Inc. (the “Company” or “AiRWA”) entered into a share purchase agreement (the “Share Purchase Agreement”) with various sellers (the “Sellers”) to acquire all the share capital of Aberfeldy Holdings Limited (the “Target” or “Aberfeldy”), a Seychelles holding company owning 100% of 26 Rafael Sdn. Bhd., a Malaysian operating company (the “Target Subsidiary”), for $140,000,000 (the “Consideration”), payable in cash (the “Transaction”).

If the Transaction had consummated on January 30, 2026, the estimated preliminary fair values of the identifiable assets and liabilities of Aberfeldy, identifiable intangible assets at their estimated acquisition-date fair values, and goodwill are as follows:

Assets acquired
Cash and cash equivalents	$10,202,822
Contract costs	2,721,877
Accounts receivable	1,007,800
Prepayments	3,818
Other receivables	3,828
Property and equipment, net	2,070,964
Intangible assets, net	4,357,250
Total assets	20,368,359

Total liabilities assumed
Contract liabilities	(6,401,000)
Accrued expenses	(175,988)
Income taxes payable	(650,236)
Net assets acquired	13,141,135
Identifiable intangible assets
Customer relationship	54,303,275
Intellectual property	47,361,629
Net assets	114,806,039
Purchase consideration	140,000,000
Goodwill	$25,193,961

4. Pro Forma Adjustments

The pro forma adjustments are based on the management of AiRWA’s and the management of Aberfeldy’s preliminary estimates and assumptions. Actual results may differ significantly from such preliminary estimates and assumptions.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of January 31, 2026 are as follows:

(a)	To reflect the acquisition consideration of $140,000,000 payable in cash.
(b)	To reflect goodwill and identifiable intangible assets.
(c)	Elimination on combination.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operation for the nine months ended January 31, 2026 are as follows:

None.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operation for the year ended April 30, 2025 are as follows:

None.